EXHIBIT 10.33


AMENDMENT NUMBER THREE TO LOAN AGREEMENT
(TOWN & COUNTRY CORPORATION AND SUBSIDIARIES)


     THIS AMENDMENT NUMBER THREE TO LOAN AGREEMENT (this "Amendment"), dated as of July 11, 1994, is entered into between Town & Country Corporation, a Massachusetts corporation, Town & Country Fine Jewelry Group, Inc., a Massachusetts corporation, Gold Lance, Inc., a Massachusetts corporation, L.G. Balfour Company, Inc., a Delaware corporation (which aforesaid corporations, individually and collectively, jointly and severally, and together with their successors and assigns, are herein referred to as "Borrower"), and Foothill Capital Corporation, a California corporation ("Foothill"), in light of the following:

     WHEREAS, Borrower and Foothill are parties to that certain Loan Agreement dated as of May 14, 1993 (as from time to time amended, modified, supplemented, renewed, extended, or restated, the "Loan Agreement"); and

     WHEREAS,  Borrower  has  requested  that  certain  provisions  of the  Loan
Agreement be amended, and Foothill has agreed to amend such provisions in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree as follows:

     1. Initially capitalized terms used herein have the meanings defined in the Loan Agreement unless otherwise defined herein.

     2. The following definitions contained in Section 1.1 of the Loan Agreement hereby are amended and restated in their entirety as follows:

          "Maximum Amount" means Thirty Million Dollars ($30,000,000) during January, February, March, April, May, June, July, and August of any year, and Thirty Five Million Dollars ($35,000,000) during September, October, November, and December of any year.


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          "Maximum Foothill Amount" means that portion of the Maximum Amount for
which   Foothill  is   responsible,   exclusive  of  any   participations   with
Participants, which amount is Seventeen Million Five Hundred Thousand Dollars ($17,500,000) during January, February, March, April, May, June, July, and August of any year, and Twenty Million Four Hundred Sixteen Thousand Six Hundred Sixty Seven Dollars ($20,416,667) during September, October, November, and December of any year; provided, however, that each time the Maximum Amount is reduced pursuant to Section 2.3 hereof, the Maximum Foothill Amount shall be reduced proportionately.

     3. Section 6.13(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

               "(b) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth at all times up to and including February 27, 1994, of at least Thirty Eight Million Dollars ($38,000,000), at all times from and after February 28, 1994, up to and including June 30, 1994, of at least Forty Three Million Dollars ($43,000,000), at all times from and after July 1, 1994, up to and including November 26, 1994, of at least Forty Million Dollars ($40,000,000), and, at all times thereafter, of at least Forty Three Million Dollars ($43,000,000)."

     4. Borrower hereby represents and warrants to Foothill as follows:

          (a) The execution, delivery, and performance by Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person in order to be effective and enforceable.

          (b) The Loan Agreement, as amended by this Amendment, constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defense, counterclaim, or offset.

     5.   Foothill and Borrower also agree that:

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Loan Agreement are and shall remain in full force and effect and all references therein to the Loan Agreement shall henceforth refer to the Loan Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Loan Agreement.

          (b) This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

          (c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument. This Amendment shall become effective when each party has executed and delivered a counterpart hereof. Upon this Amendment becoming effective, the changes to the provisions of Section 1.1 of the Loan Agreement provided for in this Amendment shall operate prospectively and not retroactively.

          (d) This Amendment, together with the Loan Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in writing executed by both of the parties hereto.

          (e) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Loan Agreement, respectively.

     IN WITNESS HEREOF, this Amendment has been executed and delivered as of the date first set forth of above.


                         TOWN & COUNTRY CORPORATION,
                         a Massachusetts corporation

                    By__/s/ Francis X. Correra_____________
                    Its_Sr. Vice President & CFO_ _________


                    TOWN & COUNTRY FINE JEWELRY GROUP, INC.,
                         a Massachusetts corporation

                    By__/s/ Francis X. Correra_____________
                     Its_Treasurer/Director & V.P._________


                         GOLD LANCE, INC.,
                         a Massachusetts corporation

                    By__/s/ Francis X. Correra_____________
                    Its_Treasurer & Director_______________

                         L.G. BALFOUR COMPANY, INC.,
                         a Delaware corporation

                    By__/s/ Francis X. Correra_____________
                    Its_Exec. V.P., & Treasurer & Director_


                         FOOTHILL CAPITAL CORPORATION,
                         a California corporation

                    By__/s/ Beth A. Pease__________________
                    Its_Assistant Vice President___________



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